As filed with the Securities and Exchange Commission on February 3, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STARLIGHT SUPPLY CHAIN MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

Nevada	90-1035363
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

Room 805-806, Xinghe Century Towers A, CaiTian Road No. 3069

Shenzhen City, Futian District, People’s Republic of China

(Address of Principal Executive Offices)

STARLIGHT SUPPLY CHAIN MANAGEMENT COMPANY

2016 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

CHAN Wai Lun

Room 805-806, Xinghe Century Towers A, CaiTian Road No. 3069,

Shenzhen City, Futian District, People’s Republic of China

(Name and address of agent for service)

+86-755-8254-8283

(Telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq.

Schlueter & Associates, P.C.

5290 DTC Parkway, Suite 150

Greenwood Village, CO 80111

Phone (303) 292-3883

Fax (303) 296-8880

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
		offering	aggregate	Amount of
	Amount to be	price per	offering	registration
Title of securities to be registered	registered (1)	share (2)	price	fee
Common Stock	1,500,000,000	$0	$0	$0

(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”) of Starlight Supply Chain Management Company (the “Registrant”) stated above consists of the aggregate number of shares which may be sold upon the exercise of options or issuance of stock-based awards which may hereafter be granted under the Starlight Supply Chain Management Company 2016 Omnibus Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. No filing fee is being paid herewith since there has not been any trading in the Registrant’s Common Stock and the book value of the Common Stock is $nil.

EXPLANATORY NOTE

The Company is filing this Registration Statement on Form S-8 to register 1,498,500,000 additional shares of Common Stock authorized for issuance under the Starlight Supply Chain Management Company 2016 Omnibus Incentive Plan (“Plan”) or an aggregate of 1,500,000,000 shares of Common Stock. Effective January 28, 2017, the Company’s shareholders acting by consent amended the Plan to provide that an aggregate of 1,500,000,000 shares of Common Stock could be issued under the Plan. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the prior registration statement on Form S-8 relating to the Plan, filed with the Commission on November 29, 2016. The 1,500,000,000 shares of Common Stock registered under the Plan, may be issued to employees, officers, directors, consultants and advisors.

This Registration Statement also includes a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8). The reoffer prospectus covers reoffers and resales of shares of our Common Stock that have been or will be acquired by certain selling stockholders, which may be deemed to be “control securities” and/or “restricted securities” (as such terms are defined in General Instruction C to Form S-8) of the Company. The reoffer prospectus relates to the resale of up to 60,000,000 shares of Common Stock that have been issued under the Plan to the selling stockholders identified below. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling stockholders may not exceed, during any three month period, the amount specified in Rule 144(e).

PART I

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Pursuant to the Note to Part I on Form S-8, the documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1934, as amended, or the Securities Act. Such documents are not required to be filed, and are not filed, with the United States Securities and Exchange Commission, or the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

S-8 Reoffer Prospectus dated February 3, 2017

Starlight Supply Chain Management Company

60,000,000 Shares of Common Stock

Issued under the 2016 Omnibus Incentive Plan

This reoffer prospectus relates to the public resale, from time to time, of up to 60,000,000 shares (the “Shares”) of our common stock, $.001 par value (the “Common Stock”), by certain stockholders identified below in the section entitled “The Selling Stockholders.” These Shares were acquired for consulting services pursuant to our 2016 Omnibus Incentive Plan (the “Plan”).

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares covered by this reoffer prospectus.

We have not entered into any underwriting arrangements in connection with the sale of Shares. The Shares may be sold from time to time by the Selling Stockholders or by permitted pledgees, donees, transferees or other permitted successors in interest and may be made on the OTC Pink Market or other OTC Markets at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

Our Common Stock is listed for quotation on the OTC PINK Market operated by OTC Markets Group, Inc. under the ticker symbol “SLSC.” There have not been any reported trades on the OTC Pink Market for our Common Stock.

Our principal executive offices are located at Room 805-806, Xinghe Century Towers A, CaiTian Road No. 3069, Shenzhen City, Futian District, People’s Republic of China, and our telephone number is +86-755-8254-8283.

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 3, 2017.

You should rely only on the information contained in this reoffer prospectus. We have not authorized anyone to provide you with information different from that contained in this reoffer prospectus. The Selling Stockholders, from time to time, will offer to sell Shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of the Common Stock. In this reoffer prospectus, “Starlight,” “Company,” Starlight Supply Chain,” “we,” “our” and “us” refer to Starlight Supply Chain Management Company.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This reoffer prospectus and the information incorporated by reference in it, as well as any reoffer prospectus supplement that accompanies it, contains a number of “forward-looking statements.” Specifically, all statements other than statements of historical facts included in this reoffer prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information currently available to management. When used in this reoffer prospectus and the documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions related to various factors. Our actual future results may differ significantly from those stated in any forward-looking statements.

You should understand that the following important factors, in addition to those discussed in our periodic reports to be filed with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include:

●	our lack of operating history;

●	our potential lack of the capital resources needed to progress our business plan;

●	acceptance of our business model;

●	our current and future capital requirements and our ability to satisfy our capital needs;

●	our ability to retain key executive members; and

●	interpretations of current laws and the passages of future laws, rules and regulations applicable to our business.

Although we believe that our expectations (including those on which our forward-looking statements are based) are reasonable, we cannot assure you that those expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in our forward-looking statements as anticipated, believed, estimated, expected or intended. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company’s pro forma financial statements and the related notes included herein.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this reoffer prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire reoffer prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

BUSINESS

Recent History

On November 18, 2016 (the “Closing Date”), Starlight, a Nevada corporation, closed on the share exchange described below with the shareholders (the “Sing Kong Stockholders”) of Sing Kong Supply Chain Management Co. Limited (“Sing Kong-HK”), a Hong Kong company. As a result, Sing Kong-HK is now a wholly owned subsidiary of Starlight. Starlight, the Sing Kong Stockholders and Sing Kong-HK shall sometimes be collectively referred to as the "Parties." Under the Exchange Agreement, the Sing Kong Stockholders exchanged all of the shares that they held in Sing Kong-HK for 4,752,217,304 shares of Starlight’s Common Stock. The consummation of the exchange transaction under which Starlight acquired 100% of the equity ownership of Sing Kong-HK shall be referred to as the “Transaction.”

Sing Kong-HK operates its supply chain management business through the use of a variable interest entity structure (“VIE”). It has established a wholly foreign owned entity, Starlight Consultation Service (Shenzhen) Co., Ltd. (“WFOE”) in the People’s Republic of China (“PRC”) that has acquired effective control of Sing Kong Supply Chain Management Co., Ltd. Shenzhen (“Sing Kong-China” or the “Operating Company”) through the VIE structure. Sing Kong-China is 100% owned by a citizen of the PRC—Jessica Qu – who also serves as its Chief Executive Officer. The contractual arrangements between Sing Kong-China and the WFOE enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from the activities of Sing Kong-China. As a result, we include the financial results of Sing Kong-China in our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as if Sing Kong-China were a wholly-owned subsidiary. However, the contractual arrangements may not be as effective in providing operational control as direct ownership. See “Risk Factors — Risks Related to Our Structure.” Sing Kong-HK, the WFOE and Sing Kong-China shall be collectively referred to as “Sing Kong.”

For accounting purposes, the Transaction was treated as a reverse acquisition with Sing Kong-HK as the acquirer and Starlight as the acquired party. When we refer in this reoffer prospectus to business and financial information for periods prior to the consummation of the Transaction, we are referring to the business and financial information of Sing Kong-HK unless the context suggests otherwise.

The sole officer and director of Starlight is CHAN Wai Lun. As a result of the closing of the Transaction with Sing Kong-HK, the former shareholders of Starlight, including CHAN Wai Lun who was issued 1,833,148,178 shares of the Company’s Common Stock in connection with the closing, own approximately 28.1% of the total outstanding shares of our Common Stock. Without including the new shares issued to CHAN Wai Lun in connection with the closing, the former shareholders of the Company own less than 1% of the Company’s outstanding shares of Common Stock following the closing. Prior to the closing and before the issuance of shares to CHAN Wai Lun in connection with the closing, the former shareholders (other than CHAN Wai Lun) held 40% of the Company’s outstanding shares of Common Stock.

The Company’s primary operations now consist of the operations of Sing Kong.

Throughout the remainder of this reoffer prospectus, when we use phrases such as "we," "our," "company" and "us," we are referring to Starlight, Sing Kong-HK, the WFOE and Sing Kong-China as a combined entity.

Sing Kong Supply Chain Management Company Limited

Sing Kong Supply Chain Management Company Limited (“Sing Kong-HK”) was incorporated under the laws of Hong Kong on April 16, 2016, and established a wholly foreign owned entity, Starlight Consultation Service (Shenzhen) Co., Ltd. (“WFOE”) in the Peoples Republic of China (“China”) on May 6, 2016. The WFOE entered into variable interest entity agreements (“VIE”) with Sing Kong Supply Chain Management Co. Ltd. Shenzhen (“Sing Kong-China” or the “Operating Company”), under which we exercise effective control over, and realize substantially all of the economic risks and benefits arising from the activities of Sing Kong-China. Sing Kong-China was organized in Shenzhen under the laws of China on October 29, 2015. Sing Kong-HK is a development stage company, providing supply chain management (SCM) services through Sing Kong-China. Although Sing Kong-China is a relatively young company, its management team has in excess of 25 combined years working in the SCM business, and its business has grown rapidly.

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We have sixteen SCM customers in China, and our services have principally involved sourcing of raw materials in the minerals and glass area for their manufacturing operations, assistance with the logistics associated with delivering raw materials to our manufacturing customers and delivery of our manufacturing customers’ products to their customers. Between May 1, 2016 and October 31, 2016, out principal suppliers were Shenzhen Tongdao Fuqiang Supply Chain Management Co., Ltd., Shanghai Lihao Metal Materials Co., Ltd., Shenzhen Fengxi Supply Chain Management Limited and Guangzhou Yi Yun Hui Xin trade limited company. We purchased aluminum from these suppliers and then resold the aluminum to our supply chain customers.

Sing Kong has developed a proprietary SCM online software system that is integrated with logistics service centers located in Foshan, Shenzhen, Shanghai and Guangzhou in China. We anticipate that as we grow we will enter into similar arrangement in other key distribution/manufacturing cities. Although our SCM online software is primarily used internally, it is available to our customers to support their development and growth. We anticipate that we will need to conduct further development and that we will be contracting with a significant provider of IT services such as SAP or Oracle to utilize their data base platform as our customer base grows and demand for our product offerings or services increases. Further, Sing Kong’s finance team will consult with customers to help them to transform and adapt to the new supply chain model.

Sing Kong expects to primarily serve three types of customers:

1.	Customers who need nonferrous metals like copper, aluminum and zinc to begin with, as well as other mineral resources in the future. We expect to also focus upon the glass industry in Hebei Province.

2.	SME (small and medium enterprise) owners who have a big trading volume in their industry but lack a SCM online system to support further company development and growth; and

3.	SME owners who want to grow sufficiently to become a listed company.

We anticipate that we will offer our customers three categories of services:

1.	SCM services;

2.	SCM online platform services; and

3.	SCM company transformation services to assist with the goal of becoming a listed company.

Principal Products or Services

SCM Services. We are a provider of supply chain management solutions, consisting of various software and service offerings. Supply chain management is the set of processes, technology and expertise involved in managing supply, demand and fulfillment throughout divisions within a company and with its customers, suppliers and partners. The business goals of our solutions include increasing supply chain efficiency, reducing costs and enhancing customer and supplier relationships by managing variability, reducing complexity, improving operational visibility and increasing operating velocity. Our initial business has been focused upon sourcing nonferrous metals for customers at prices that allow us to make a profit in the resale of those products to our customers. We are optimistic that our business will grow and that we will be providing the services outlined in this description of our plan in the future to our customers.

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Our offerings will be designed to help customers better achieve the following critical operational objectives:

●	Visibility – a clear and unobstructed view up and down the supply chain

●	Planning – supply chain optimization to match supply and demand considering system-wide constraints

●	Collaboration – interoperability with supply chain partners

●	Control – management of data and business processes across the extended supply chain

The first task that our management undertook was to develop a comprehensive, detailed business plan (our “Starlight Supply Chain Business Brochure”) which covers all the services which we intend to offer our customers. Specifically, those services are as follows:

IT Overall Planning

●	Supply chain process planning – overview
●	Supply chain process planning – procurement
●	Supply chain process planning – logistics

Major Data

●	Raw materials data maintenance
●	Supplier data maintenance
●	Client data maintenance

Purchasing and Warehousing Management

●	Expense and asset procurement
●	Expense and asset check and receipt check
●	Inventory counting
●	Purchase return
●	Outsourcing
●	Supplier delivery

Sales and Distribution

●	Service sales
●	Loan applications
●	Consignment

International Trade Management

●	Project review
●	Importing
●	Exporting
●	Domestic third party trade
●	Domestic trade control
●	Commodity trading
●	Trade expenses and payment
●	Product returns

Client Management

●	Client credit maintenance
●	Client credit control

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SCM Online Platform Services. We believe that the continuous development of our technology systems is essential not only to improve our internal operations and financial performance, but also to provide our customers with the most cost-effective, timely and reliable solutions. We have one full time IT specialist and anticipate that as we grow we will hire other IT programmers and specialists to work in the further development of the Company’s online platform. Although we believe that our platform is adequate for our needs in the near future, we anticipate that we will need to conduct further development and that we will be contracting with a significant provider of IT services such as SAP or Oracle to utilize their data base platform as our customer base grows and demand for our product offerings or services increases.

Information technology is a critical differentiator for customers in the supply chain logistics industry, providing the crucial ability to track the locations of products and raw materials along the supply chain. We have developed and maintain a proprietary technology platform that we utilize within the Company and that we also offer to customers to assist them in developing, maintaining and accessing key data on their customers and the location of products and raw materials. We believe that our processes and our software solutions enhance productivity, optimize decision-making and result in more efficient and cost-effective processes for our customers.

Our goal is to grow our technology department and capability so that we can design and implement customized solutions that integrate multiple systems into a functional, compatible and seamless communication and operating environment. We believe that this will be a critical differentiator for customers, many of whom operate disparate and disjointed systems. We are hopeful that the development of highly tailored and integrated solutions will provide significant benefits to our customers, and translate into longer relationships and opportunities to realize higher margins. We anticipate that our services will be targeted primarily at SME owners who need a SCM online system to support further company development and growth.

SCM Company Transformation Services. We intend to offer our services to SME owners who want to grow sufficiently to become a listed company. We intend to assist these business owners through three channels:

●	pooled procurement – which should lead to lower prices for raw materials purchase prices and as a result higher gross margins on products;

●	pooled sales – decreased costs of sales and expanded sales channels; and

●	pooled logistics – decreased costs in the logistics associated in sourcing raw materials and components and in delivering products to customers, and concentration of information.

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Financing Assistance. We anticipate being able to assist our customers in obtaining financing as a result of their utilization of our SCM processes. Recently, we entered into an agreement with China Postal Bank, through which our customers will be able to obtain financing if they satisfy the criteria established through the use of our SCM processes. Financing for small and medium sized enterprises in China is difficult, and we believe that this relationship with China Postal Bank will give us a competitive advantage and will assist our customers to obtain financing, which they would otherwise have difficulty obtaining on their own. The availability of financing for raw materials and components to build out orders should enable our customers to increase their sales volume at a much faster rate than would be possible without such financing and, therefore, to accelerate their growth in order to meet the goal of becoming a listed company.

Relationships with suppliers

We have a network of approximately 16 suppliers and manufacturers with whom we have developed relationships through the prior business experience of our management team. Our experience, market knowledge and ability to negotiate on the basis of bulk purchases enable us to deliver lower cost supply options for our customers. We negotiate with suppliers on behalf of our customers.

Sales and Marketing

We market our services to both existing and potential clients through our director of marketing. His marketing efforts have been primarily directed towards businesses with whom he had previously done business when employed by another supply chain management company that is no longer in business. We intend to hire additional personnel in sales and marketing to work under his direction to market our services in China. We have also begun working with the provincial government in Hebei Province, and believe that they will assist us with introductions to small and medium sized enterprises that could use our services and processes.

We intend to foster relationships between our senior team members and our clients’ senior management. We believe that these relationships ensure that both parties are focused on establishing priorities, aligning objectives and driving client value. We are optimistic that this approach will provide us with a forum for addressing client concerns and to grow our business.

Competition

The markets in which we operate are highly competitive. Our competitors are diverse and offer a variety of solutions targeting various segments of the extended supply chain as well as the enterprise as a whole. Some competitors compete with suites of applications, while most offer solutions designed specifically to target particular functions or industries. We face strong competition across the entire competitive landscape, including competition on breadth and quality of product and service offerings, pricing, delivery times and after-sales support.

We consider our closest competitor to be Shenzhen Eternal Asia Supply Chain Management Ltd., as well as the larger trading companies and importers and the in-house buying functions of retailers. However, we believe that we are able to distinguish ourselves from all other participants in the industry because of our financing assistance program, independently researched and developed Starlight Supply Chain Business Brochure, IT platform, industry trading center and management team.

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RISK FACTORS

Before investing in our Common Stock you should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings. Our business, financial condition and the trading price of our Common Stock could be adversely affected by these and other risks.

Risks Related to Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

The Company is in the process of developing its business and has a limited operating history. You should consider our future prospects in light of the risks and uncertainties experienced by early stage companies. Some of these risks and uncertainties relate to our ability to:

●	offer products of sufficient quality to attract and retain a larger customer base;

●	attract additional customers and increase spending per customer;

●	increase awareness of our products and continue to develop customer loyalty;

●	respond to competitive market conditions;

●	respond to changes in our regulatory environment;

●	maintain effective control of our costs and expenses;

●	raise sufficient capital to sustain and expand our business; and

●	attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

Our business is sensitive to general economic conditions.

Our business may be negatively affected by a downturn in general economic conditions in major importing countries and regions and rising labor and material costs in China.

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Negative perception or publicity of Chinese products may hurt our business.

Any negative perception or publicity of Chinese products may cause a decline in demand for Chinese products outside of China and in turn negatively affect our sales and revenue.

We envision a period of rapid growth that may impose a significant burden on our administrative and operational resources which, if not effectively managed, could impair our growth.

Based upon management’s experience with other supply chain management companies and our experience during the six month period ended October 31, 2016, we envision a period of rapid growth that may impose a significant burden on our administrative and operational resources. The growth of our business will require significant investments of capital and management’s close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, IT, sales and marketing and other personnel. We may be unable to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

We may not be able to raise the additional capital necessary to execute our business strategy, which could result in the curtailment of our operations.

We will need to raise additional funds to fully fund our existing operations and for development and expansion of our business. We have no current arrangements with respect to sources of additional financing and the needed additional financing may not be available on commercially reasonable terms, on a timely basis or at all. The inability to obtain additional financing when needed would have a negative effect on us, including possibly requiring us to curtail our operations. If any future financing involves the sale of equity securities, the shares of Common Stock held by our stockholders could be substantially diluted. If we borrow money or issue debt securities, the Company will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that it may not be able to pay principal and interest on the indebtedness when due. Insufficient funds will prevent us from implementing our business plan and will require us to delay, scale back or eliminate certain of our operations.

We will be required to hire and retain skilled managerial personnel, IT and sales and marketing personnel.

Our continued success depends in large part on our ability to attract, train, motivate and retain qualified management, IT, sales and marketing personnel. Any failure to attract and retain the required managerial and technical personnel that are integral to our business may have a negative impact on the operation of Sing Kong, which would have a negative impact on revenues. There can be no assurance that we will be able to attract and retain skilled persons and the loss of skilled technical personnel would adversely affect us.

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We are dependent upon our officers and management for direction and the loss of any of these persons could adversely affect our operations and results.

We are dependent upon our officers for implementation of our proposed strategy and execution of our business plan. The loss of any of our officers could have a material adverse effect upon our results of operations and financial position. We do not maintain “key person” life insurance for any of our officers. The loss of any of our officers could delay or prevent the achievement of our business objectives.

We may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be subject to a number of lawsuits from time to time arising in the ordinary course of our business. The expense of defending ourselves against such litigation may be significant. The amount of time to resolve these lawsuits is unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation could have a material adverse effect on our business, results of operations and cash flows.

We have identified material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Common Stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Common Stock.

We have identified material weaknesses in our internal control over financial reporting in Starlight, Sing Kong-HK and Sing Kong-China. As defined in Regulation 12b-2 under the Exchange Act, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented, or detected on a timely basis. Specifically, we determined that we had the following material weaknesses in our internal control over financial reporting: (i) we have limited controls over information processing; (ii) we have inadequate segregation of duties; (iii) we do not have a formal audit committee with a financial expert; and (iv) we do not have sufficient formal written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines.

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Starlight has in the past and we intend in the future to utilize a third party independent contractor for the preparation of our financial statements in an effort to remediate the deficiency. The implementation of this initiative will not fully address any material weakness or other deficiencies that we may have in our internal control over financial reporting. Although the financial statements and footnotes are reviewed by our management, we do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions. The third party independent contractor is not involved in the day to day operations of the Company and may not be provided information from management on a timely basis to allow for adequate reporting/consideration of certain transactions.

Even if we develop effective internal controls over financial reporting, such controls may become inadequate due to changes in conditions, or the degree of compliance with such policies or procedures may deteriorate, which could result in the discovery of additional material weaknesses and deficiencies. In any event, the process of determining whether our existing internal control over financial reporting is compliant with Section 404 of the Sarbanes-Oxley Act (“Section 404”) and sufficiently effective requires the investment of substantial time and resources by our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to establish effective controls over financial reporting. The determination of whether or not our internal controls are sufficient and any remedial actions required could result in us incurring additional costs that we did not anticipate, including the hiring of additional outside consultants. We may also fail to timely complete our evaluation, testing and any remediation required to comply with Section 404.

We are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. However, for as long as we are a “smaller reporting company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. While we could be a smaller reporting company for an indefinite amount of time, and thus relieved of the above-mentioned attestation requirement, an independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Such undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

Our independent auditors have issued an audit opinion for our company, which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

Our auditors have issued a going concern opinion regarding our company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such we may have to cease operations and investors could lose part or all of their investment in our company.

Risks Related to the People’s Republic of China

Our Chinese operations subject us to certain risks inherent in conducting business operations in China, including political instability and foreign government regulation, which could significantly impact our ability to operate in such countries and impact our results of operations.

We conduct substantially all of our business in China. Our Chinese operations are, and will be, subject to risks generally associated with conducting businesses in foreign countries, such as:

●	foreign laws and regulations that may be materially different from those of the United States;

●	changes in applicable laws and regulations;

●	challenges to, or failure of, title;

●	labor and political unrest;

●	foreign currency fluctuations;

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●	changes in foreign economic and political conditions;

●	export and import restrictions;

●	tariffs, customs, duties and other trade barriers;

●	difficulties in staffing and managing foreign operations;

●	longer time periods in collecting revenues;

●	difficulties in collecting accounts receivable and enforcing agreements;

●	possible loss of properties due to nationalization or expropriation; and

●	limitations on repatriation of income or capital.

Specifically, foreign governments may enact and enforce laws and regulations requiring increased ownership by businesses and/or state agencies, which could adversely affect our ownership interests in then existing ventures. The Company’s ownership structure may not be adequate to accomplish its business objectives in China. Foreign governments also may impose additional taxes and/or royalties on our business, which would adversely affect our profitability. In certain locations, governments have imposed restrictions, controls and taxes, and in others, political conditions have existed that may threaten the safety of employees and our continued presence in those countries. Internal unrest, acts of violence or strained relations between a foreign government and Sing Kong or other governments may adversely affect our operations. These developments may, at times, significantly affect our results of operations, and must be carefully considered by our management when evaluating the level of current and future activity in such countries.

China’s economic policies could affect our business.

Substantially all of our assets are located in China and substantially all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

While China’s economy has experienced significant growth in the past twenty years, growth has been irregular, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

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Fluctuation of the RMB may affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB fluctuates and is subject to changes in the PRC’s political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in the PRC face significant political, economic and legal risks. The Communist regime in the PRC, including a stifling bureaucracy, may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because our assets and operations are located in China, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the PRC. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the PRC would enforce:

●	Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

●	In original actions brought in the PRC, liabilities against us or non-residents predicated upon the securities laws of the United States or any state. Enforcement of a foreign judgment in the PRC also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

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The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past few decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary and affiliate is subject to PRC laws and regulations. However, these laws and regulations change frequently and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to our business, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements.

Risks Related to Starlight’s Stock

There can be no assurance that a liquid public market for our Common Stock will exist.

Although Starlight’s shares of Common Stock are eligible for quotation on the OTC Markets, no shares trade on a regular basis and there may not be a significant market in such stock in the future. There can be no assurance that a regular and established market will be developed and maintained for our Common Stock, nor can there be any assurance as to the strength or liquidity of any market for our Common Stock or the prices at which holders may be able to sell their shares.

It is likely that there will be significant volatility in the trading price of our Common Stock.

In the event that a public market for our Common Stock is created or maintained in the future, market prices for the Common Stock will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of Sing Kong and other factors. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of Sing Kong, interest rates, general economic conditions and those specific to our industry, developments with regard to Sing Kong’s operations and activities, our future financial condition and changes in our management.

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Risks relating to low priced stocks.

Although Starlight’s Common Stock currently is quoted and traded on the OTC Markets, the price at which the stock will trade in the future cannot currently be estimated. The trading price of the Common Stock will most likely be below $5.00. If our Common Stock trades below $5.00 per share, trading in the Common Stock may be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price share of less than $5.00 per share, subject to certain exceptions) and a two business day “cooling off period” before broker-dealers can effect transactions in penny stocks. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. These, and the other burdens imposed upon broker-dealers by the penny stock requirements, could discourage broker-dealers from effecting transactions in our Common Stock which could severely limit the market liquidity of our Common Stock and the ability of holders of our Common Stock to sell it.

We do not intend to pay dividends.

We have not paid any cash dividends on any of our securities since inception and we do not anticipate paying any cash dividends on any of our securities in the foreseeable future.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

Following the consummation of the Transaction, we had issued and outstanding approximately 6,606,065,482 shares of Common Stock. Of this amount only 7,850,000 shares were unrestricted. The Company is registering 1,500,000,000 shares for issuance under its 2016 Omnibus Incentive Plan, and has recently agreed to issue 60,000,000 Shares of this amount to the two consultants who will be utilizing this reoffer prospectus for the offer and sale of those Shares. Accordingly, following the issuance of the 60,000,000 Shares to the consultants, the Company will have a total of 6,666,065,482 shares issued and outstanding, and 67,850,000 of those shares will be unrestricted and able to be sold into the market place. The increase in the number of “free trading” shares from 7,850,000 to 67,850,000 is a material increase, and we believe that future sales of those shares will adversely affect the market price of our Common Stock. The balance of 6,598,215,482 shares are eligible for public sale only if registered under the Securities Act or if the stockholder qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or other applicable exemption. The market price of our capital stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them. These factors also could make it more difficult for us to raise capital or make acquisitions through the issuance of additional shares of our Common Stock or other equity securities.

The ability of the Board of Directors of Starlight to issue “blank check” preferred stock and any anti-takeover provisions we adopt may depress the value of our Common Stock.

The authorized capital of Starlight includes 20,000,000 shares of “blank check” preferred stock. The Starlight Board has the power to issue any or all of the authorized but unissued shares of its preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval. They may, in the future, adopt anti-takeover measures. The authority of the Starlight Board of Directors to issue “blank check” preferred stock and any future anti-takeover measures it may adopt may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of Starlight not approved by its Board of Directors. As a result, Starlight stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price of the Common Stock and the voting and other rights of its stockholders may also be affected.

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Risks Related to Our Structure

If the PRC government deems that the contractual arrangements in relation to our variable interest entity do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to penalties or be forced to relinquish our interests in those operations.

In order to simplify the acquisition of Sing Kong, we adopted a structure whereby we will provide our services through a PRC incorporated variable interest entity. The variable interest entity is owned by QU Ting Ting, the Chief Executive Officer of the variable interest entity. The contractual arrangements give us effective control over the variable interest entity and enable us to obtain substantially all of the economic benefits arising from the variable interest entity as well as consolidate the financial results of the variable interest entity in our results of operations. Although the structure we have adopted is consistent with longstanding industry practice and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. In addition, the contractual arrangements between our wholly-foreign owned entity, our variable interest entity and our variable interest entity equity holder governed by PRC law may be held not to be valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or our variable interest entity is found to be in violation of any existing or future PRC laws, rules or regulations, or fails to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the business and operating license of our PRC subsidiary or the variable interest entity, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our variable interest entity in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our variable interest entity or otherwise separate from that entity and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our variable interest entity in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

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Our contractual arrangements may not be as effective in providing control over the variable interest entity as direct ownership.

We rely on contractual arrangements with our variable interest entity to operate our business. For a description of these contractual arrangements, see “Business – Recent History.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entity.

If we had direct ownership of the variable interest entity, we would be able to exercise our rights as an equity holder directly to effect changes in the board of directors of that entity, which could effect changes at the management and operational level. Under our contractual arrangements, we may not be able to directly change the members of the board of directors of that entity and would have to rely on the variable interest entity and the variable interest entity equity holder to perform their obligations in order to exercise our control over the variable interest entity. The variable interest entity equity holder may have conflicts of interest with us or our shareholders, and she may not act in the best interests of our company or may not perform her obligations under these contracts. For example, our variable interest entity and its equity holder could breach their contractual arrangements with us by, among other things, failing to conduct operations in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the exclusive option agreement, we may replace the equity holder of the variable interest entity at any time pursuant to the contractual arrangements. However, if the equity holder is uncooperative and any dispute relating to the contract or the replacement of the equity holder remains unresolved, we will have to enforce our rights under the contractual arrangement through the operations of PRC law and arbitral agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Any failure by our variable interest entity or its equity holder to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations. Consequently, the contractual arrangements may not be as effective in ensuring our control over our business operations as direct ownership.

Any failure by our variable interest entity or its equity holder to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our variable interest entity or its equity holder fails to perform their respective obligations under the contractual arrangement, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into an option agreement in relation to our variable interest entity, which provides that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity to the extent permitted by applicable PRC laws, rules and regulations, the exercise of this option is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into an equity interest pledge agreement with respect to our variable interest entity to secure certain obligations of such variable interest entity or its equity holder to us under the contractual arrangements. However, the enforcement of such agreements through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system.

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In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holder, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of the variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the variable interest entity or its equity holder (or its successor), as applicable, fails to transfer the shares of the variable interest entity according to the option agreement or equity interest pledge agreement, we would need to enforce our rights under the option agreement or equity pledge agreement, which may be costly and time-consuming and may not be successful.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts, which would require additional expense and delay. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entity, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by our variable interest entity, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

Although the significant majority of our revenues will be generated, and the significant majority of our operational assets will be held, by our wholly-foreign owned entity, which is our subsidiary, our variable interest entity holds licenses and approvals and assets that are necessary for our business operations. The contractual arrangements contain terms that specifically obligate the variable interest entity equity holder to ensure the valid existence of the variable interest entity and restrict the disposal of material assets of the variable interest entity. However, in the event the variable interest entity equity holder breaches the terms of these contractual arrangements and voluntarily liquidates our variable interest entity, or our variable interest entity declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the variable interest entity, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if our variable interest entity undergoes a voluntary or involuntary liquidation proceeding, its equity holder or unrelated third-party creditors may claim rights to some or all of the assets of such variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

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The equity holder, directors and executive officers of the variable interest entity may have potential conflicts of interest with our company.

PRC laws provide that a director and an executive officer owe a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the variable interest entity must act in good faith and in the best interests of the variable interest entity and must not use their respective positions for personal gain. We cannot assure you that Ms. Qu will always act in the best interests of our company should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. We also cannot assure you that Ms. Qu will ensure that the variable interest entity will not breach the existing contractual arrangements. If we cannot resolve any such conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings. See “— Any failure by our variable interest entity or its equity holder to perform its obligations under the contractual arrangements would have a material and adverse effect on our business, financial condition and results of operations.”

The contractual arrangements with our variable interest entity may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiary or the variable interest entity or its equity holder owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our variable interest entity, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the subsidiary and/or variable interest entity and/or variable interest entity equity holder could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

Changes to PRC tax laws may subject us to greater taxes.

We base our tax position upon the anticipated nature and conduct of our business and upon our understanding of the tax laws of the various administrative regions and countries in which we have assets or conduct activities. However, our tax position is subject to review and possible challenge by taxing authorities and to possible changes in law, which may have retroactive effect. We cannot determine in advance the extent to which some jurisdictions may require us to pay taxes or make payments in lieu of taxes.

USE OF PROCEEDS

This reoffer prospectus relates to the sale of Shares that may be offered and sold from time to time by the Selling Stockholders. Starlight will not receive any proceeds from the sale of the Shares covered by this reoffer prospectus.

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THE SELLING STOCKHOLDERS

The two shareholders named below (the “Selling Stockholders”) received their Shares in connection with consulting contracts entered into with Starlight. The Shares were issued to them under the 2016 Omnibus Incentive Plan.

The following table sets forth certain information with respect to each Selling Stockholder as of February 3, 2017, as follows: (i) the name of such Selling Stockholder, (ii) his position(s), office or other material relationship with Starlight and its predecessors and affiliates over the past three years, (iii) the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to the sale of any Shares, (iv) the number of Shares that may be offered for sale by such Selling Stockholder under this reoffer prospectus, (v) the number of shares of Common Stock that will be owned by such Selling Stockholder following the sale of such Shares, and (vi) the percentage of the outstanding shares of Common Stock that will be owned by such Selling Stockholder following the sale of such Shares.

Name	Position	Number of Shares Beneficially Owned Before Sale(1)	Number of Shares Included in the Offering	Number of Shares Beneficially Owned After Sale(1)(2)	Percentage of Shares of Common Stock Beneficially Owned After Sale(1)(2)(3)
LI Suk Chun	Consultant	30,625,000	30,000,000	625,000	*
WONG King Yan	Consultant	30,625,000	30,000,000	625,000	*

*	Represents beneficial ownership of less than one percent (1%).

(1)	Includes shares owned by each of Mr. LI and Mr. Wong as follows: (i) 625,000 shares of Common Stock owned of record, and (ii) 30,000,000 Shares of Common Stock owned pursuant to consulting contracts entered into on January 24, 2017. The Selling Shareholders have represented that the consulting contracts are for bona fide services, and the services being rendered by the Selling Shareholders are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the registrant’s securities.

(2)	Assumes that all Shares acquired under the Plan are sold in the offering. Accordingly, this column represents the number of shares beneficially owned by a Selling Stockholder that were acquired other than pursuant to the acquisition of Shares under the Plan in private transactions.

(3)	The number of shares of Common Stock deemed outstanding includes 6,606,065,482 shares of Common Stock outstanding as of February 2, 2017.

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholder” means and includes:

●	the persons identified in the table above as the Selling Stockholders;

●

any of the purchasers, assignees, donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the Shares of our Common Stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those Shares hereunder.

The Shares of our Common Stock offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such Shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Stock offered hereby. The distribution of the Common Stock by the selling stockholders may be effected: in one or more transactions that may take place on the OTC Pink Market or any other stock exchange (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these Shares on the OTC Pink or any other stock exchange; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our Common Stock.

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The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the Shares or otherwise. In such transactions, broker-dealers may engage in short sales of the Shares of our Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell Shares short and redeliver the Shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of Shares of our Common Stock. The broker-dealer may then resell or otherwise transfer such Shares of Common Stock pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may sell the Shares of Common Stock so lent, or upon a default the broker-dealer may sell the pledged Shares of Common Stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock by the selling stockholders.

Although the Shares of Common Stock covered by this reoffer prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of Common Stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation there under.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of Shares of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated there under, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Common Stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Shares of Common Stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof. The Selling Stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, Rule 10b-5 thereunder.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

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LEGAL MATTERS

Certain legal matters with respect to the issuance of the Shares offered in this reoffer prospectus will be passed upon for Starlight by Schlueter & Associates, P.C., 5290 DTC Parkway, Suite 150, Greenwood Village, Colorado 80111.

EXPERTS

The financial statements of our Company incorporated by reference in this reoffer prospectus have been included herein in reliance upon the report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) of Centurion ZD CPA Limited, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Centurion ZD CPA Limited as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated in this Registration Statement by reference as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016, filed with the Commission on August 26, 2016;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2016, filed with the Commission on September 19, 2016;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2016, filed with the Commission on December 15, 2016;

(d)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on September 22, 2016, September 23, 2016, October 6, 2016, November 21, 2016, Amendment No. 1 to the Form 8-K filed on November 21, 2016 filed with the Commission on January 20, 2017, Amendment No. 2 to the Form 8-K filed on November 21, 2016 filed with the Commission on January 23, 2017;

(e)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on November 23, 2016, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by Starlight pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

Starlight will provide to any person, including any beneficial owner of its securities, to whom this reoffer prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this reoffer prospectus but not delivered with this reoffer prospectus. You may make such requests at no cost to you by writing or telephoning Starlight at the following address or number:

Starlight Supply Chain Management Company

Room 805-806, Xinghe Century Towers A, CaiTian Road No. 3069

Shenzhen City, Futian District, People’s Republic of China

Telephone: +86-755-8254-8283

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and accordingly file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Starlight may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our Common Stock is traded on the Nasdaq Global Select Market.

We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act with respect to the Shares of our Common Stock offered hereby. This reoffer prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information about us and the Shares of our Common Stock offered hereby, we refer you to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this reoffer prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We will provide without charge to each person who is delivered a reoffer prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference in this document, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. Requests for copies should be directed to Mr. CHAN Wai Lun, Starlight Supply Chain Management Company, Room 805-806, Xinghe Century Towers A, CaiTian Road No. 3069, Shenzhen City, Futian District, People’s Republic of China, Telephone: +86-755-8254-8283

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires us to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

The Registrant’s Bylaws provide the following with respect to indemnification:

“Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of this or another Corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a "covered person"), whether the basis of such proceeding is alleged action in an official capacity as a covered person shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.”

The indemnification provisions noted above may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act of 1933, as amended. The Registrant has been advised that it is the position of the SEC that insofar as the provision in the Registrant's Bylaws may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016, filed with the Commission on August 26, 2016;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2016, filed with the Commission on September 19, 2016;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2016, filed with the Commission on December 15, 2016;

(d)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on September 22, 2016, September 23, 2016, October 6, 2016, November 21, 2016, Amendment No. 1 to the Form 8-K filed on November 21, 2016 filed with the Commission on January 20, 2017, Amendment No. 2 to the Form 8-K filed on November 21, 2016 filed with the Commission on January 23, 2017;

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the Commission on November 23, 2016, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

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Section 78.7502 requires us to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

The Registrant’s Bylaws provide the following with respect to indemnification:

“Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of this or another Corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a "covered person"), whether the basis of such proceeding is alleged action in an official capacity as a covered person shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.”

The indemnification provisions noted above may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act of 1933, as amended. The Registrant has been advised that it is the position of the SEC that insofar as the provision in the Registrant's Bylaws may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Starlight Supply Chain Management Company 2016 Omnibus Incentive Plan Amendment No. 1
5.1	Opinion of Schlueter & Associates, P.C. with respect to the legality of the Common Stock registered hereby.
23.1	Consent of Schlueter & Associates, P.C. (contained in its opinion filed herewith as Exhibit 5.1)
23.2	Consent of Centurion ZD CPA Limited (formerly DCAW (CPA) Limited

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Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on February 3, 2017.

STARLIGHT SUPPLY CHAIN MANAGEMENT COMPANY

By:	/s/ CHAN Wai Lun
CHAN Wai Lun
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the following person in the capacities and on the date indicated has signed this Registration Statement below.

Signature:	/s/ CHAN Wai Lun
Title:	Chief Executive Officer, Chief Financial Officer and Director

Date:	February 3, 2017

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